Exhibit 99.1

CURTIS J. TIMM, et al.,	IN THE
Plaintiffs,	CIRCUIT COURT
v.	FOR BALTIMORE CITY
IMPAC MORTGAGE HOLDINGS,
INC., et al.,	Case No. 24-C-11-008391
Defendant.

AMENDED ORDER CERTIFYING CLASS AND

PROVIDING FOR CLASS NOTICE AND FINAL HEARING

On remand from the Court of Appeals of Maryland, Plaintiff Curtis J. Timm filed a Motion for Class Certification and Other Relief (Paper No. 165), and Plaintiff Camac Fund LP (“Camac”) filed a Motion to Certify Class, Appoint Class Representative and Lead Counsel, Preliminarily Determine Right to Receive Dividends, and Set Final Judgment Hearing (Paper No. 164). Defendant Impac Mortgage Holdings, Inc. (“Impac”) filed a combined Responding Position Regarding Plaintiffs’ Respective Motions for Class Certification and Other Relief (Paper No. 165/1). Plaintiff Camac filed an opposition to Plaintiff Timm’s motion (Paper No. 165/4), and Plaintiff Timm filed a reply memorandum to both Camac’s and Impac’s arguments (Paper No. 165/3). Plaintiff Timm filed a response to Plaintiff Camac’s motion (Paper No. 164/2), and Plaintiff Camac filed a reply memorandum in support of its motion (Paper No. 164/3). The Court conducted a hearing on the motions on February 18, 2022 by remote electronic means pursuant to Maryland Rule 2-802 using Zoom for Government. All parties appeared by counsel.

The Court issued a Memorandum Opinion and Order Certifying Class and Providing for Class Notice and Final Hearing on July 22, 2022. Based on further discussion at a July 27, 2022 conference with counsel for all parties, the Court issues this Amended Order to modify the class definition, to set the Final Hearing date, and to modify certain other provisions of the Order.

For the reasons stated in the Memorandum Opinion issued on July 22, 2022, it is this 8th day of August, 2022, by the Circuit Court for Baltimore City, Part 26, hereby FOUND that this action is appropriate to be certified as a class action for determination of all remaining issues at a Final Hearing following notice to the class, the filing of petitions for attorneys’ fees, expenses, and any other individual special monetary awards, and an opportunity for class members to object to the Proposed Final Relief, as defined below, or the award of attorneys’ fees, expenses, and any other individual special monetary awards.

It is further FOUND that the number of plaintiffs in the class is so numerous that joinder of all class members individually is not practical.

It is further FOUND that there are questions of law or fact common to the class, including the final issue to be decided of which Series B shareholders are entitled to receive the amount of the dividends that Defendant Impac should have declared in the second, third, and fourth quarters of 2009.

It is further FOUND that the claims of the representative plaintiff are typical of the claims of the class.

It is further FOUND that the representative plaintiff will fairly and adequately protect the interests of the class.

It is therefore FOUND that all four requirements of Maryland Rule 2-231(b) are satisfied in this action.

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It is further FOUND that Defendant Impac acted or refused to act on grounds generally applicable to the class, thereby making final injunctive relief or corresponding declaratory relief appropriate with respect to the class as a whole.

It is further FOUND that the final injunctive and declaratory relief will affect the rights or potential rights of all Series B shareholders from 2009 to the present and therefore all those shareholders must be included in the class and must not be permitted to opt out of the class.

It is therefore FOUND that this action can be maintained appropriately as a non-opt-out class action pursuant to Maryland Rule 2-231(c)(2).

It is further FOUND that it is appropriate to give all class members notice of the Proposed Final Relief in this action and to the forthcoming petitions for attorneys’ fees, expenses, and any other individual special monetary awards so that any past Series B shareholders will have an opportunity to object to the Proposed Final Relief and to the petitions for attorneys’ fees, expenses, and any other individual special monetary awards.

It is further FOUND that because of the difficulty or impossibility of identifying all Series B shareholders who owned shares at some time from 2009 to the present but who do not currently own those shares, the method of providing notice by publication and web site availability proposed by Plaintiff Camac and Defendant Impac is the best practicable means of providing notice to class members and satisfies the requirements of Maryland Rule 2-231 and due process.

It is therefore ORDERED that Plaintiff Timm’s Motion for Class Certification and Other Relief (Paper No. 165), including both his positions with respect to the terms of class certification and all of his arguments for additional relief on a class basis, is DENIED.

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It is further ORDERED that Plaintiff Camac Fund LP’s Motion to Certify Class, Appoint Class Representative and Lead Counsel, Preliminarily Determine Right to Receive Dividends, and Set Final Judgment Hearing (Paper No. 164) is GRANTED.

It is further ORDERED that this action shall proceed to conclusion as a non-opt-out class action certified pursuant to Maryland Rule 2-231(c)(2).

It is further ORDERED that the plaintiff class is defined as:

All owners of Series B Preferred stock of Impac Mortgage Holdings, Inc. from the close of the tender offer on June 29, 2009, until the date that the Final Judgment issued in this action attains finality. The Final Judgment will attain finality (a) thirty-one days after it is entered by the Clerk if no post-judgment motions and no appeals are filed; (b) thirty-one days after resolution of any post-judgment motions if no appeals are filed; or (c) after final resolution of any appeals, whichever date is latest.

It is further ORDERED that Plaintiff Camac Fund LP is designated as the Class Representative.

It is further ORDERED that John B. Isbister, Esquire and Daniel S. Katz, Esquire, both of Tydings & Rosenberg LLP, are designated Class Counsel.

It is further ORDERED that the Court will conduct informal discussions and/or further conferences by remote electronic means with all parties (including Plaintiff Timm) within the next week to discuss notice issues and other procedural issues raised in the Court’s Memorandum Opinion. Following those discussions, the Court will issue an order approving the form of the Class Notice. The terms of this Order may be amended or supplemented based on those discussions and subsequent developments.

It is further ORDERED that the Court will conduct a Final Hearing on December 5, 2022, at 2:00 p.m., by remote electronic means, after notice to the class has been completed and after class members have had an opportunity to file objections to the Proposed Final Relief and to the petitions for attorneys’ fees, expenses, and any other individual special monetary awards.

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The Final Hearing may be joined using the following link:

Join ZoomGov Meeting

https://mdcourts.zoomgov.com/j/1609081730?pwd=NjVQS3VKcGMyUmVTL3prWGFLVUlMUT09

Meeting ID: 160 908 1730

Passcode: 17395955

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Meeting ID: 160 908 1730

It is further ORDERED that Plaintiffs Timm and Camac shall file, no later than August 12, 2022, any petition for award of attorneys’ fees and expenses or for any other form of monetary award that the party intends to present. Any petition filed shall include the specific amount claimed in each category sought so that notice to the class can include the maximum amount that might be awarded if the petition is granted. The petitions may be filed without full memoranda in support as long as they clearly state the maximum relief sought.

It is further ORDERED that full memoranda and documentation in support of the petitions, if not filed with the petitions, shall be filed no later than sixty (60) days before the Final Hearing.

It is further ORDERED that any responses to the petitions shall be filed no later than thirty (30) days before the Final Hearing.

It is further ORDERED that any reply memoranda in support of the petitions shall be filed no later than fifteen (15) days before the Final Hearing.

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It is further ORDERED that Defendant Impac shall promptly request that The Depository Trust Company (“DTC”) make available to KCC, LLC, or such other notice administrator designated by the parties and the Court (“Notice Administrator”) its stock transfer records and shareholder information in electronic form, to the extent reasonably available, to enable the Notice Administrator or its administrative agent to identify record owners and beneficial owners as of the date of this Order and to provide written or electronic communication to those owners with a web address linking to the full Notice. This information shall be provided to the Notice Administrator no later than August 12, 2022.

It is further ORDERED that the Notice Administrator and Defendant Impac shall administer the Notice Program substantially as follows:

1.	The Class Notice, as revised and approved following discussions with the parties, shall be made available to class members in accordance with the Notice Program.

2.	All record holders who are not or were not also the beneficial owners of Series B stock shall be asked to forward the Class Notice to the beneficial owners of those shares within seven (7) days of receipt.

3.	The Notice Administrator shall make additional copies of the Class Notice available to any record holder who, prior to the Final Hearing, requests the same for distribution to beneficial owners or provide additional copies of the Class Notice to beneficial owners whose names and addresses the Notice Administrator receives from record owners.

4.	The Notice Administrator shall host a website that includes a link to the Class Notice.

5.	Defendant Impac shall include a link to the Class Notice on its website.

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6.	Defendant Impac shall file a Form 8-K with the United States Securities and Exchange Commission describing the Class Notice and providing website links where the Class Notice can be found.

7.	The Notice Administrator shall prepare and disseminate a press release describing the Class Notice and its availability to all outlets that it determines to be appropriate.

8.	The Notice Administrator shall cause a summary of the Class Notice that provides a web address for the full Class Notice to be published in Investor’s Business Daily.

It is further ORDERED that at least fifteen (15) days before the Final Hearing, Defendant Impac and the Notice Administrator shall file affidavits establishing compliance with this Order concerning the Notice Program and describing all steps taken as part of the Notice Program.

It is further ORDERED that Plaintiff Camac shall pay 50% of the expenses of providing class notice, with those expenses ultimately included in its petition for attorneys’ fees and expenses, and Defendant Impac shall pay the remaining 50%.

It is further ORDERED that Defendant Impac shall establish a record date of August 15, 2022 for payment of the amount of the dividends previously determined by this Court to be due for three quarters in 2009, which amount the parties agree is $1,169,985.94, and shall pay that amount into the registry of the Court no later than August 19, 2022, to be held pending final resolution of all issues and final determination by the Court of the appropriate distribution of those funds. Impac shall have no further right or obligation with respect to the funds deposited to the registry, except as necessary to effectuate the final determination of the Court.

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It is further ORDERED that, as stated in the Memorandum Opinion, the Court has tentatively and preliminarily concluded that the Court will enter final injunctive relief requiring that the amount of the required dividends, less any deductions allowed by the Court, be paid to the owners of Series B Preferred stock as of the August 15, 2022 record date (“the Proposed Final Relief”). This preliminary conclusion is subject to consideration of any objection filed by any class member.

It is further ORDERED that no class member has a right to opt out or to be excluded from the plaintiff class.

It is further ORDERED that any class member who objects to the Proposed Final Relief or to the award of attorneys’ fees, expenses, or any other amount to either Plaintiff or to Class Counsel may appear with or without counsel at the Final Hearing and present evidence or argument in support of the objection; provided, however, that except by order of the Court for good cause shown, no class member shall be heard to object unless, not later than thirty (30) days before the Final Hearing, the class member files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement made under penalty of perjury of the number of shares of Impac Series B stock held by such person, including the date(s) of acquisition and disposition of any such stock and any and all supporting documents relating thereto; (c) a statement of the basis for the class member’s objections to the Proposed Final Relief or to the award of attorneys’ fees, expenses, or any other amount to either Plaintiff or to Class Counsel; and (d) any documents or writings the class member wishes the Court to consider. Copies of such filings shall be served by hand or by mail on the following counsel:

John B. Isbister, Esq.

Daniel S. Katz, Esq.

Tydings & Rosenberg LLP

1 East Pratt St., Suite 901

Baltimore, MD 21202

Class Counsel

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Pamela S. Palmer, Esq.

Troutman Pepper

350 South Grand Avenue

Two California Plaza, Suite 3400

Los Angeles, CA 90071-3427

Co-counsel for Defendant Impac

G. Stewart Webb, Esq.

Venable LLP

750 E. Pratt Street, Suite 900

Baltimore, MD 21202

Co-counsel for Defendant Impac

Unless the Court directs otherwise, any class member who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action.

It is further ORDERED that Class Counsel shall promptly share with Plaintiff Timm any objection received by Class Counsel.

It is further ORDERED that this Order is subject to modification as circumstances may require.

Judge Fletcher-Hill’s signature appears on the original document in the court file.

Judge Lawrence P. Fletcher-Hill

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